UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

COCA-COLA ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

Delaware	01-09300	58-0503352
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(770) 989-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 22, 2005, the European Commission adopted a commitment decision concerning various commercial practices of The Coca-Cola Company and its bottlers in the European Economic Area, including those bottlers owned by Coca-Cola Enterprises Inc. The commitment decision renders legally binding the commitments set forth in the Undertaking submitted by the bottlers to the European Commission on October 19, 2004, as such Undertaking was revised following consultations with national competition authorities of European Economic Area Member States and industry participants. The final Undertaking is substantially similar to the Undertaking initially submitted on October 19, 2004, a copy of which was attached as Exhibit 99.1 to Coca-Cola Enterprises Inc.’s Current Report on Form 8-K dated October 19, 2004. A copy of the final Undertaking is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.2, and incorporated herein by reference, is a copy of a press release of Coca-Cola Enterprises Inc., dated June 22, 2005, regarding the final Undertaking referred to in Item 1.01. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01(c). Exhibits

Exhibit 99.1	Final Undertaking from Bottling Holdings (Luxembourg), adopted by the European Commission on June 22, 2005, relating to various commercial practices in the European Economic Area.

Exhibit 99.2	Press Release of Coca-Cola Enterprises, dated June 22, 2005, regarding the European Commission’s acceptance of the final Undertaking.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC.
(Registrant)

Date: June 22, 2005	By:	/S/ E. LISTON BISHOP III
E. Liston Bishop III
Vice President, Secretary, and
Deputy General Counsel

EXHIBIT INDEX

Exhibit 99.1	Final Undertaking from Bottling Holdings (Luxembourg), adopted by the European Commission on June 22, 2005, relating to various commercial practices in the European Economic Area.

Exhibit 99.2	Press Release of Coca-Cola Enterprises, dated June 22, 2005, regarding the European Commission’s acceptance of the final Undertaking.